EXHIBIT 5.1

June 21, 2007	L. Kay Chandler

T: (858) 550-6014
kchandler@cooley.com
IDM Pharma, Inc.
9 Parker, Suite 100
Irvine, CA 92618
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the offering by IDM Pharma, Inc., a Delaware corporation (the “Company”), of an aggregate of 7,142,855 shares of the Company’s common stock, par value $0.01 (the “Shares”), plus Warrants (the “Warrants”) to purchase an aggregate of 2,665,687 shares (the “Warrant Shares”), pursuant to a Registration Statement on Form S-3 (No. 333-143058) (the “Initial Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), a Registration Statement of Form S-3 filed with the Commission pursuant to Rule 462(b) of the Act (together with the Initial Registration Statement, the “Registration Statements”), the prospectus included within the Initial Registration Statement (the “Base Prospectus”), and the prospectus supplement dated June 20, 2007 and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). (The Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus.”)
In connection with this opinion, we have examined and relied upon the Registration Statements and Prospectus, the form of the Warrants to be filed today as an exhibit to a Current Report on Form 8-K with respect to the offering, the Company’s Certificate of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We express no opinion as to the enforceability of “submission to jurisdiction” or “waiver of jury trial” provisions, provisions specifying that rights may be waived only in writing or that a party’s waiver of any breach is not to be construed as a waiver by such party of any prior breach of such provision or of any other provision or provisions providing for a right or remedy which may be held to be a penalty or otherwise in violation of public policy. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuiness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and
4401 EASTGATE MALL SAN DIEGO CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

IDM Pharma, Inc.
June 21, 2007
Page Two
delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold in accordance with the Registration Statements and Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statements and the Prospectus will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K.
Very truly yours,

Cooley Godward Kronish LLP
By:	/s/ L. Kay Chandler
L. Kay Chandler

4401 EASTGATE MALL SAN DIEGO CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM